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            PENNSYLVANIA POWER & LIGHT COMPANY

            EXECUTIVE RETIREMENT SECURITY PLAN










                    Amended and Restated
                Effective as of August 31, 1995



                            ARTICLE I

                             Purpose


1.1	The purpose of this Plan is to provide additional retire-
ment income security to certain senior managers of the Company so that the total retirement income intended to be paid to such senior managers is not reduced as a result of a change in the ownership of Resources. It is also intend-ed to assure that these individuals will be able to assess any proposal or other issue affecting the shareowners of Resources in a manner which is in the best interest of such shareowners.


                             ARTICLE II
                             Definitions
2.1	"Actuarial Equivalent" means having or that which has equal
actuarial value to the Security Benefit based on the
assumptions and factors described in Schedule A of the
Retirement Plan.  For purposes of Section 4.2(B) and
calculating the present value of benefits to determine the
value of any Lump Sum payable under the Plan, the Actuarial Equivalent will be based on an interest rate equal to the
United States Government 30 year bond rate for the second
month prior to Retirement as published in the Federal
Reserve Board Statistical Bulletin and the 1983 Group
Annuity Mortality Table.
2.2	"Annual Base Salary" means the greater of Participant's
annual base salary for the twelve months immediately prior
to the occurrence of the event or circumstance upon which
the Notice of Termination is based or in effect immediately
prior to the Change in Control.
2.3	"Board" means the Board of Directors of the Company.
2.4	"Bonus" means the higher of the average amount paid to
Participant (including as an amount so paid any amount that
would have been so paid but for Participant's request that
the amount not be paid) pursuant to any bonus or incentive compensation plan or program of the Company ("Incentive
Plans") with respect to the three years (or such shorter
period for which Participant was covered under a Company
sponsored bonus program) preceding the year in which the
Date of Termination occurs or the average amount paid (in-
cluding as an amount so paid any amount that would have
been so paid but for Participant's request that the amount
not be paid) with respect to the three years (or such
shorter period for which Participant was covered under a
Company sponsored bonus program) preceding the year in
which the Change in Control occurs.
2.5	"Cause" for termination by the Company of Participant's
employment means (i) the willful and continued failure by Participant to substantially perform Participant's duties with the Company (other than any such failure resulting
from Participant's incapacity due to physical or mental
illness) after a written demand for substantial performance
is delivered to Participant by the Board, which demand
specifically identifies the manner in which the Board
believes that Participant has not substantially performed Participant's duties, or (ii) the willful engaging by
Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act
or failure to act, on Participant's part shall be deemed
"willful" unless done, or omitted to be done, by Par-
ticipant not in good faith and without reasonable belief
that Participant's act, or failure to act, was in the best
interest of the Company.  In no event shall the termination
of employment of any Participant be deemed to have been for
Cause unless a copy of a resolution duly adopted by the
affirmative vote of not less than three quarters (3/4) of
the entire membership of the Board at a meeting of the
Board which was called and held for the purpose of
considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before the Board)
that, in the good faith opinion of the Board, Participant
was guilty of conduct set forth in clauses (i) or (ii) of
this definition, and specifying the particulars thereof in
detail, is delivered to the executive.
2.6	"Change in Control" means the occurrence of any one of the
following events:  (a) any change in the control of Re-
sources of a nature that would be required to be reported
in response to Item 1(a) of Form 8-K under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"); (b)
during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Resources and any new director (other than a
director designated by a Person who has entered into an
agreement with Resources to effect a transaction described
in clause (a), (c) or (d) of this paragraph) whose election
by the Board of Directors of Resources or nomination for
election by Resources' shareowners was approved or
recommended by a vote of at least two-thirds (2/3) of the
directors then still in office who either were directors at
the beginning of the period or whose election or nomination
for election was previously so approved or recommended,
cease for any reason to constitute at least a majority
thereof; (c) any Person becomes the beneficial owner,
directly or indirectly, of securities of Resources
representing 20% or more of the combined voting power of
Resources' then outstanding securities entitled to vote
generally in the election of directors; (d) the approval by
the shareowners of Resources of any merger or consolidation
of Resources with any other corporation or a plan of
complete liquidation of Resources or the sale or other dis-position of all or substantially all of the assets of Re-
sources to any other person or persons unless, after giving
effect thereto, (1) holders of Resources' then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstanding stock
entitled to vote generally in the election of directors of
the continuing, surviving or transferee corporation or any
parent (within the meaning of Rule 12b-2 under the Exchange
Act) thereof and (2) the incumbent members of the Board of Directors of Resources as constituted immediately prior thereto shall constitute at least a majority of the di-
rectors of the continuing, surviving or transferee corpora-
tion and any parent thereof; or (e) the Board of Directors
of Resources adopts a resolution to the effect that a
"Change in Control" has occurred or is anticipated to
occur.
2.7	"Company" means Pennsylvania Power & Light Company.
2.8	"Continuation of Coverage" means the benefit provided under
Section 4.3.
2.9	"Disability" shall be deemed the reason for the termination
by the Company of Participant's employment, if, as a result of Participant's incapacity due to physical or mental illness, Participant shall qualify for coverage under the


	Company's Long-Term Disability Plan in effect immediately prior to a Change in Control, the Company shall have given
Participant a Notice of Termination for Disability, and,
within thirty (30) days after such Notice of Termination is
given, Participant shall not have returned to the full-time performance of Participant's duties.
2.10	"EBPB" means the Employee Benefit Plan Board, the members
of which are appointed by the Board.
2.11	"Good Reason" for termination of Participant's employment
with the Company by such Participant means the occurrence
(without Participant's express written consent) of any one
of the following acts by the Company:
		(a) the assignment to Participant of any duties inconsistent with Participant's status as an executive officer or key employee of the Company or a substantial
adverse alteration in the nature or status of Participant's responsibilities from those in effect immediately prior to a Change in Control;
		(b) a reduction by the Company of Participant's annual base salary as in effect on the Effective Date of this restated Plan, or as the same may be increased from
time to time;
		(c) the relocation of the Participant's principal work location to a location more than 30 miles from such work location immediately prior to a Change in Control;
		(d) the failure by the Company to pay to Participant any portion of Participant's current compensation or to pay to Participant any portion of an installment of deferred
compensation under any deferred compensation program of the
Company, within seven (7) days of the date such compensa-
tion is due;
		(e) the failure by the Company to continue in effect any compensation or benefit plan in which Participant participates immediately prior to a Change in Control which
is material to Participant's total compensation, or any
substitute plans adopted prior to a Change in Control, un-
less an equitable arrangement (embodied in an ongoing sub-
stitute or alternative plan) has been made with respect to
such plan, or the failure by the Company to continue
Participant's participation therein (or in such substitute
or alternative plan) on a basis not materially less favor-
able, both in terms of the amount of benefits provided and
the level of Participant's participation relative to other participants, as existed at the time of a Change in Con-
trol, or
		(f) the failure by the Company to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of the Company's pension,
retirement, savings, life insurance, medical, health and
accident, or disability plans in which Participant was par-
ticipating immediately prior to a Change in Control, the
taking of any action by the Company which would directly or
indirectly materially reduce any of such benefits or
deprive Participant of any material fringe benefit enjoyed
by Participant immediately prior to a Change in Control, or
the failure by the Company to provide Participant with the
number of paid vacation days to which Participant is enti-
tled on the basis of years of service with the Company in
accordance with the Company's normal vacation policy in
effect immediately prior to a Change in Control.
		Participant's right to terminate his or her employment with the Company for Good Reason shall not be affected by Participant's incapacity due to physical or mental illness.
 Participant's continued employment shall not constitute
consent to, or a waiver of rights with respect to, any act
or failure to act constituting Good Reason hereunder.
2.12	"Officers Deferred Compensation Plan" means the
Pennsylvania Power & Light Company Officers Deferred
Compensation Plan, as amended from time to time.
2.13	"Participant" means an eligible officer of the Company
entitled to receive benefits under this Plan under Article
III.
2.14	"Person" shall have the meaning given in Section 3(a)(9) of
the Exchange Act, as modified and used in Sections 13(d)
and 14(d) thereof; however, a Person shall not include (i)
Resources or any of its subsidiaries, (ii) a trustee or
other fiduciary holding securities under an employee
benefit plan of Resources or any of its subsidiaries, (iii)
an underwriter temporarily holding securities pursuant to
an offering of such securities, or (iv) a corporation
owned, directly or indirectly, by the shareowners of
Resources in substantially the same proportions as their
ownership of stock of Resources.
2.15	"Plan" means this Executive Retirement Security Plan, as
amended from time to time.
2.16	"Potential Change in Control" means the occurrence of any
one of the following events or conditions:
		(a)  Resources enters into an agreement, the
consummation of which would result in the occurrence of a
Change in Control;
		(b) any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;
		(c) any Person is or becomes the beneficial owner, directly or indirectly, of securities of Resources representing 5% or more of the combined voting power of
Resources' then outstanding securities entitled to vote
generally in the election of directors.
		(d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in
Control has occurred.
2.17	"Prior Plan" means any defined benefit plan, as defined in
section 3(35) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), which at anytime
satisfies the applicable requirements of section 401(a) of
the Internal Revenue Code of 1986, as amended, provided
that: (a) such plan has a sponsor other than the Company,
and (b) Participant was a participant in such plan prior to
employment with the Company.
2.18	"Projected Years of Service" means the number of full or
partial twelve-month periods beginning on the date on which
a Participant attains the age of 30 and ending on the date
a Participant has his final Hour of Service under the
Retirement Plan.
2.19	"Resources" shall mean PP&L Resources, Inc.
2.20	"Retirement Plan" means The Retirement Plan of Pennsylvania
Power & Light Company, as amended from time to time.
2.21	"Security Benefit" means the security benefit payable under
this Plan calculated under Article IV.
2.22	"SERP" means the Pennsylvania Power & Light Supplemental
Executive Retirement Plan, as amended from time to time.
2.23	"Supplemental Final Average Earnings" means twelve times
the monthly average of a Participant's Cash Compensation
(as defined by the Officers Deferred Compensation Plan) for
the 12 full consecutive months in the final 60 (or fewer)
full consecutive months of employment with the Company
which yield the highest average.  For this purpose, non-
consecutive months interrupted by periods in which the
Participant receives no Cash Compensation shall be treated
as consecutive.  If a Participant does not have 12 full
consecutive months of employment with the Company, his
Supplemental Final Average Earnings shall be the total of
the Cash Compensation earned for the number of months of
employment.  The amount of Cash Compensation for each month
shall be increased by the value of (1) any Awards (includ-
ing any dividends distributed on Restricted Stock during
the Restriction Period) granted to Participant under the
Incentive Compensation Plan attributable to such month, and
(2) any cash grants awarded to Participant pursuant to the
executive incentive awards program initially approved by
the Board on October 25, 1989.  For the purpose of
determining the amount by which Cash Compensation is
increased, the EBPB will determine (a) the value of any
Award under the Incentive Compensation Plan prorated over
the 12 consecutive month period for which the Award was
granted; (b) the amount of any dividends distributed on
Restricted Stock during the Restriction Period and prorate
such amount over the period for which such dividends are
paid; and (c) the amount of any cash grant awarded under
the executive incentive awards program and prorate such
amount over the 12 consecutive month period for which the
Award was granted.
2.24	"Years of Service" means the number of full and partial
years used to calculate Participant's accrued benefit under the Retirement Plan, beginning at the Participant's age 30.


                            ARTICLE III
                            Eligibility
3.1	All officers of the Company (i) who are in positions in
Company Salary Grades I through IV any time within six months prior to the occurrence of a Change in Control and
(ii) whose employment with the Company is terminated either
(A) by the Company for any reason other than for Cause or Disability, or (B) by Participant for Good Reason, in either case within three (3) years following a Change in Control, shall be entitled to receive benefits under this Plan. Participant's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by Participant for Good Reason if Participant's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or if Participant terminates his employment with Good Reason prior to a Change in Control (determined by treating a Po-tential Change in Control as a Change in Control in ap-plying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.


                            ARTICLE IV
                         Security Benefit
4.1	A Participant who satisfies the condition of Section 3.1
will be paid a Security Benefit and will be provided the
Continuation of Coverage, subject to the terms and condi-
tions of this Plan.
4.2	The Security Benefit for Participant shall be calculated as
an annual amount payable for the life of Participant
(except as otherwise provided in Section 7.3, below), equal
to the greater of (A) or (B) as follows:
	(A)(a)  the greater of (1) or (2):
		(1)(A)	2.7% of Participant's Supplemental Final
Average Earnings times his Years of Service up to 20, plus

		   (B)	1.0% of Participant's Supplemental Final
Average Earnings times his Years of Service in excess of 20 but not more than 30 Years of Service,

			or

		(2)(A)	2.7% of Participant's Supplemental Final
Average Earnings times his Projected Years of
Service up to 20, plus

		   (B)	1.0% of Participant's Supplemental Final
Average Earnings times his Projected Years of
Service in excess of 20 but not more than 30
Projected Years of Service, less

		   (C)	the annual amount payable to a Participant
from a Prior Plan,


	   (b)	less:

		(1)		the annual amount payable as the maximum
primary Social Security benefit payable to an individual aged 65 in the year of Participant's retirement whether or not received by Participant,

		(2)	the annual amount provided by the Retirement
Plan and supplemental payments under
paragraph 7(a) of the Officers Deferred
Compensation Plan, and

		(3)	the annual amount payable to a Participant
from the SERP.

	or

	(B)(a)	 For Participants  in Company Salary Grades
I, II or III anytime within six months prior to a Change in Control, an annual payment for the life of the Participant, the Actuarial Equivalent of which is equal to the product of (i) the sum of such Participant's Annual Base Salary and Bonus and (ii) a factor of three (3), or

	    (b)	 For Participants  in Company Salary Grade IV
 anytime within six months prior to a Change in Control, an annual payment for the life of the Participant, the Actuarial Equivalent of which is equal to the product of (i) the sum of such Participant's Annual Base Salary and Bonus and (ii) a factor of two (2).

	In the event the Participant commences benefits on or after age 50, the Security Benefit calculated pursuant to Section
4.2(A) shall be unreduced.  In the event the Participant
commences benefits prior to attainment of age 50, the
Security Benefit shall be calculated pursuant to Section
4.2(A), as a benefit payable for the life of the
Participant commencing at the Participant's age 50, using
the Participant's Years of Service on the Date of
Termination, and then reduced on an Actuarially Equivalent
basis from age 50 to reflect the actual benefit
commencement date.
4.3	For a thirty-six (36) month period after the Date of
Termination, the Company shall arrange to provide
Participants not eligible to retire under the Supplemental
Executive Retirement Plan with the Continuation of
Coverage.  A Participant entitled to the Continuation of
Coverage shall be provided by the Company with life,
disability, accident and health insurance benefits substan-
tially similar to those which Participant is receiving
immediately prior to the Notice of Termination (without
giving effect to any reduction in such benefits subsequent
to a Change in Control which reduction constitutes Good
Reason).  Benefits otherwise receivable by Participant
pursuant to this Section 4.3 shall be reduced to the extent
comparable benefits are actually received by or made avail-
able to Participant without cost during the thirty-six (36)
month period following Participant's termination of employ-
ment (and any such benefits actually received by
Participant shall be reported to the Company by Partici-
pant).  If the benefits provided to the Participant under
this Section 4.3 shall result in a decrease, pursuant to
Article XIII, in the Security Benefit and these Section 4.3
benefits are thereafter reduced pursuant to the immediately
preceding sentence because of the receipt of comparable
benefits, the Company shall, at the time of such reduction,
pay to Participant the lesser of (a) the amount of the
decrease made in the Security Benefit pursuant to Article
XIII, or (b) the maximum amount which can be paid to the
Participant without being, or causing any other payment to
be, nondeductible by reason of section 280G of the Code.
4.4	The benefits under this Plan are in lieu of any severance
benefit otherwise payable to the Participant (including but not limited to all benefits payable under the Supervisors
Personnel Manual Policy 606 - Displaced Managers).


                            ARTICLE V
                      Termination Procedures
5.1	During the three (3) year period immediately following a
Change in Control, any purported termination of
Participant's employment (other than by reason of death)
shall be communicated by written Notice of Termination from
one party hereto to the other party hereto. A "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in the Plan relied upon and
shall set forth in reasonable detail the facts and cir-
cumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated.
 Further, a Notice of Termination for Cause is required to
include a copy of a resolution duly adopted by the affir-
mative vote of not less than three-quarters (3/4) of the
entire membership of the Board at a meeting of the Board
which was called and held for the purpose of considering
such termination (after reasonable notice to Participant
and an opportunity for Participant, together with
Participant's counsel, to be heard before the Board)
finding that, in the good faith opinion of the Board,
Participant was guilty of conduct set forth in clause (i)
or (ii) of the definition of Cause herein, and specifying
the particulars thereof in detail.
5.2	"Date of Termination", with respect to any purported ter-
mination of the Participant's employment after a Change in
Control, shall mean (i) if the Participant's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Participant shall not have returned to the full-time performance of Participant's
duties during such thirty (30) day period), and (ii) if the Participant's employment is terminated for any other rea-
son, the date specified in the Notice of Termination
(which, in the case of a termination by the Company, shall
not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by Participant, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such
Notice of Termination is given).
5.3	If within fifteen (15) days after any Notice of Termination
is given, or, if later, prior to the Date of Termination
(as determined without regard to this Section 5.3), the
party receiving such Notice of Termination notifies the
other party that a dispute exists concerning the termina-
tion, the Date of Termination shall be the date on which
the dispute is finally resolved, either by mutual written
agreement of the parties or by a final judgment, order or
decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected);
provided further that the Date of Termination shall be
extended by a notice of dispute only if such notice is
given in good faith and the party giving such notice
pursues the resolution of such dispute with reasonable
diligence.
5.4	If a purported termination occurs following a Change in
Control, and such termination is disputed in accordance with Section 5.3 hereof, the Company shall continue to pay Participant the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue Participant as a partici-pant in all compensation, benefit and insurance plans in which Participant was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 5.3 hereof. Amounts paid under this Section 5.4 are in addition to all other amounts due under this Plan and shall not be offset against or reduce any other amounts due under this Plan.


                            ARTICLE VI
                          Time of Payment
6.1	Security Benefit payments (including payment of the Lump
Sum, if applicable) shall begin as soon as practicable fol-lowing the Participant's termination of employment with the Company.


                           ARTICLE VII
                        Method of Payment
7.1	(a)	For a Participant who is eligible to receive benefits
under the Retirement Plan and who elects to receive
such benefits at the time Security Benefit payments
begin, Security Benefit payments shall be made in
accordance with all the terms and conditions
applicable to the Participant's benefits under the Re-
tirement Plan, including any optional form of payment
he may have elected, provided, however, if any monthly
payment would be one hundred dollars ($100) or less,
the EBPB, in its discretion, may elect to make such
payments in such installments (not less frequently
than annually) as the EBPB may determine or in a
single sum payment.
	(b)	In the event that a Participant's benefits under the
Retirement Plan are subject in whole or in part to a
qualified domestic relations order, Security Benefit
payments shall be calculated and paid without regard
to such order.
7.2	(a)	For a Participant who is not eligible to receive
benefits under the Retirement Plan or who has elected
not to receive such benefits under the Retirement Plan
at the time Security Benefit payments begin, the Par-
ticipant may elect one of the following Actuarial
Equivalent forms of benefit:
		(1)	a single life annuity with equal monthly
installments payable to the Participant for
his lifetime; or
		(2)	a joint and survivor annuity with the
Participant's designated beneficiary, payable
in monthly installments to the Participant
for his lifetime and with a specified per-
centage of the amount of such monthly in-
stallment payable after the death of the
Participant to the designated beneficiary of
such Participant, if then living, for the
life of such designated beneficiary; or
		(3)	a single life annuity payable in equal
monthly installments to the Participant for
his lifetime, with 60, 120 or 180 monthly
payments guaranteed; or
	(b)	A Participant described in Section 7.2(a) above may
elect a form of benefit hereunder by filing written
notice with the EBPB at anytime prior to the first day
of the calendar month for which a Security Benefit is
first payable to the Participant.  If a Participant
fails to elect a form of benefit, the benefit shall be
paid in the form of a single-life annuity if the
Participant does not have a spouse on the date of
benefit commencement and in the form of a 50% joint
and survivor annuity with Participant's spouse as the
beneficiary if the Participant has a spouse on the
date of benefit commencement.
7.3	(a)	Notwithstanding any provision contained in this Arti-
cle VII, Participant shall be entitled to elect to re-
ceive a portion of the Security Benefit in the form of
a lump sum distribution (the "Lump Sum").  The Lump
Sum shall equal the product of (A) the sum of
Participant's Annual Base Salary and Bonus and (B) a
factor of either one (1) or two (2), whichever
Participant elects in accordance with subsection (b)
below.  In the event that Participant elects to re-
ceive the Lump Sum, such Participant's Security
Benefit shall be offset by an amount equal to the
Actuarial Equivalent of such Lump Sum.  The remainder
of the Security Benefit (if any) shall be distributed
to Participant in a form of payment set forth in
Article VII and in accordance with the provisions of
the Plan.
	(b)	A Participant may elect to receive a Lump Sum in
accordance with such administrative procedures as may
be established by the Company from time to time.  Any
election made before the fifteenth day of October in
any calendar year shall be effective for distributions
scheduled to commence on or after the first day of
January of the following year.  Any election made on
or after the fifteenth day of October in any calendar
year shall be effective for distributions scheduled to
commence on or after the first day of January of the
second following year.  Notwithstanding the foregoing,
no election made after the occurrence of a Change in
Control shall be effective.
7.4	Annual amounts provided by the Retirement Plan, paragraph
7(a) of the Officers Deferred Compensation Plan, the SERP
and any Prior Plan shall be calculated as of the earliest
date of payment of those respective benefits adjusted to
the Actuarial Equivalent as if Participant had chosen a
straight life annuity under such plans payable at the time
the Security Benefit begins.
7.5	The Security Benefit shall be calculated as if the
Participant commenced benefits from the Retirement Plan, the SERP and a Prior Plan at the time benefits commence under this Plan, and this benefit shall not be adjusted upon actual commencement of benefits from the Retirement
Plan, Social Security, the SERP and any Prior Plan.


                            ARTICLE VIII
                            Miscellaneous
8.1	If any person to receive payment under this Plan is a mi-
nor, or is deemed by the EBPB or is adjudged to be legally incompetent, the payments shall be made to the duly appointed guardian or committee of such minor or
incompetent, or they may be made to such person or persons
who the EBPB believes are caring for or supporting such
minor or incompetent.
8.2	All payments to persons entitled to benefits under this
Plan shall be made to such persons and shall not be
grantable, transferable or otherwise assignable in
anticipation of payment thereof, in whole or in part, by
the voluntary or involuntary acts of any such persons, or
by operation of law, and shall not be liable or taken for
any obligation of such person.  The Company will observe
the terms of the Plan unless and until ordered to do
otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that arises out of the Company's
obeying any such order whether such order effects a
judgment of such court or is issued to enforce a judgment
or order of another court.
8.3	The EBPB shall have authority for the management, control
and administration of the Plan, including the power to
interpret the terms hereof.
8.4	The Board shall make all determinations as to Participant's
right to a Security Benefit.  Any denial by the Board of a
claim for a Security Benefit under the Plan shall be stated
in writing and delivered or mailed to Participant and such
notice shall set forth the specific reasons for the denial,
written in a manner that may be understood without legal or actuarial counsel. In addition, the Board shall afford a reasonable opportunity to Participant for a review of the decision denying such claim and, in the event of continued disagreement, Participant may appeal within a period of 60 days after receipt of notification of denial.  Failure to
perfect an appeal within the 60-day period shall make the
decision conclusive.  Any further dispute or controversy
arising under or in connection with the Plan shall be set-
tled exclusively by arbitration in Allentown, Pennsylvania
in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction;
provided, however, that Participant shall be entitled to
seek specific performance of Participant's right to be paid
until the Date of Termination during the pendency of any
dispute or controversy arising under or in connection with
the Plan.
8.5	The Plan shall be unfunded and shall not create (or be
construed to create) a trust or a separate fund or funds.
To the extent any person holds any rights under the Plan,
such rights shall be no greater than the rights of an
unsecured general creditor of the Company.
8.6	Nothing in this Plan shall confer any right on any
Participant to continue in the Company's employ, nor shall
anything in this Plan affect in any way the right of the
Company to terminate any Participant's employment at any
time.
8.7	The expenses of administration hereunder shall be borne by
the Company.  The Company also shall pay to Participant all
legal fees and expenses incurred by Participant in
disputing any termination of Participant's employment here-
under or in seeking to obtain or enforce any benefit or
right provided by the Plan or in connection with any tax
audit or proceeding to the extent attributable to the
application of section 4999 of the Code to any payment or
benefit provided hereunder.  Such payments shall be made
within five (5) business days after delivery of
Participant's written requests for payment accompanied with
such evidence of fees and expenses incurred as the Company reasonably may require. The Employee shall be required to repay any such amounts to Employer to the extent that
arbitrators or a court of competent jurisdiction issues a
final, unappealable order setting forth a determination
that the position taken by the Employee was frivolous or
advanced in bad faith.
8.8	This Plan shall be construed, administered and enforced
according to the laws of the Commonwealth of Pennsylvania.
8.9	All payments from this Plan shall be made from the general
assets of the Company.  This Plan shall not require the
Company to set aside, segregate, earmark, pay into trust or
special account or otherwise restrict the use of its assets
in the operation of the business.
8.10	This Plan shall be binding upon and shall inure to the
benefit of the Company, its successors and assigns.  The
term "the Company" as used herein shall include such
successors and assigns. Neither this Plan nor any right or interest hereunder shall be assignable or transferable by a Participant or by the Participant's beneficiaries or legal representatives, except by will or by the laws of descent and distribution.  This Plan shall inure to the benefit of
and be enforceable by a Participant's legal representative.
8.11	Notices and all other communications provided for in the
Plan shall be in writing and shall be deemed to have been
duly given when delivered or mailed by United States regis-
tered mail, return receipt requested, postage prepaid,
addressed, to Participant at the last known address
maintained by the Company's personnel records, and to the
Company and Resources, to the respective addresses set
forth below, or to such other address as either party may
have furnished to the other in writing in accordance
herewith, except that notice of change of address shall be effective only upon actual receipt:
		To the Company:
		Pennsylvania Power & Light Company
		Two North 9th Street
		Allentown, Pennsylvania  18101
		Attention:  Corporate Secretary

		To Resources:
		PP&L Resources, Inc.
		Two North 9th Street
		Allentown, Pennsylvania  18101
		Attention:  Corporate Secretary


8.12	The masculine pronoun shall be deemed to include the
feminine and the singular to include the plural unless a different meaning is plainly required by the context.


                            ARTICLEIX
                     Termination or Amendment
9.1	The Board may, in its discretion, terminate or amend this
Plan from time to time, provided, however, that the Plan may not be terminated or amended to the prejudice or detriment of any Participant during the pendency of any potential Change in Control or during the three (3) year period following a Change in Control (or, if later, thirty six (36) months from the consummation of the transaction giving rise to the Change in Control). Without limiting the generality of the foregoing, the proviso of the preceding sentence shall not, at any time or in any event, be amended or deleted. Subject to the foregoing, the EBPB may make such amendments to the Plan as it deems necessary or desirable except those amendments which substantially increase the cost of the Plan to the Company or significantly alter the benefit design or eligibility requirements of the Plan. No termination or amendment shall (without Participant's consent) alter Participant's right to monthly payments which have commenced prior to the effective date of such termination or amendment.


                            ARTICLE X
                          Effective Date
10.1	The original effective date of this Plan was January 1,
1987. The effective date of this amended and restated Plan is August 31, 1995, the date of its adoption by the Board.


                           ARTICLE XI
                      Limitation on Payments
11.1	Notwithstanding any other provisions of this Plan to the
contrary, in the event that any payment or benefit received or to be received by Participant in connection with a Change in Control or the termination of Participant's employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (all such payments and benefits, including under the Plan, being hereinafter called "Total Payments") would be subject (in whole or part), to the excise tax imposed under Section
4999 of the Code (the "Excise Tax"), then the Security
Benefit shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (after taking into account any reduction in the Total
Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement) if, and only if
(A) the net amount of such Total Payments, as so reduced, (and after deduction of the net amount of federal, state and local income tax on such reduced Total Payments) is greater than (B) the excess of (i) the net amount of such Total Payments, without reduction (but after deduction of the net amount of federal, state and local income tax on such Total Payments), over (ii) the amount of Excise Tax to which Participant would be subject in respect of such Total Payments. For purposes of determining whether and the ex-tent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which Participant shall have effec-tively waived in writing prior to the date of Participant's termination of employment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total
Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable com-pensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Pay-ments shall be determined by the Company in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
 Prior to the payment of benefits under the Plan, the Com-pany shall provide Participant with its calculation of the amounts referred to in this Section and such supporting materials as are reasonably necessary for Participant to evaluate the Company's calculations.


		Executed this 22nd day of September, 1995.


                   PENNSYLVANIA POWER & LIGHT COMPANY



                   By:   /s/ John M. Chappelear
                        John M. Chappelear
                        Vice President-Investments &
                        Pensions


              PENNSYLVANIA POWER & LIGHT COMPANY

              EXECUTIVE RETIREMENT SECURITY PLAN



                       TABLE OF CONTENTS


ARTICLE                                         PAGE



I	Purpose                                     1

II	Definitions                                 2

III	Eligibility                                12

IV	Security Benefit                           13

V	Termination Procedures                     17

VI	Time of Payment                            20

VII	Method of Payment                          21

VIII	Miscellaneous                              25

IX	Termination or Amendment                   30

X	Effective Date                             31

XI	Limitation on Payments                     32























	08/31/95